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                                                       Registration No._________
As Filed with the Securities and Exchange Commission on June 27, 1997
================================================================================


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              GENICOM CORPORATION
             (Exact name of registrant as specified in its charter)



                DELAWARE                                      51-0271821
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

     14800 CONFERENCE CENTER DRIVE
         SUITE 400, WESTFIELDS
          CHANTILLY, VIRGINIA                                 20151-3820
(Address of principal executive offices)                      (Zip Code)


                   GENICOM CORPORATION 1997 STOCK OPTION PLAN
                              (Full title of Plan)


                            Paul T. Winn, President
                              Genicom Corporation
                         14800 Conference Center Drive
                             Suite 400, Westfields
                        Chantilly, Virginia  20151-3820
                    (Name and address of agent for service)


                                 (703) 802-9200
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

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
===========================================================================================================
                                                                        Proposed
                                                 Proposed               maximum
Title of securities       Amount to be        maximum offering     aggregate offering        Amount of
  to be registered         registered       price per share (1)        price (1)          registration fee
-----------------------------------------------------------------------------------------------------------
    Common Stock            300,000               $6.0625              $1,818,750             $551.00
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Based on the closing price of the Common Stock in the over-the-counter market on June 23, 1997.

================================================================================
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                                    Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Genicom Corporation (the "Company") with the U.S. Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996;

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

(c) the description of the $0.01 par value common stock of the Company contained in the Company's Registration Statement on Form 8-A/A, filed on July 5, 1996, Commission File No. 0-14685; and

(d) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a posteffective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such document with the Commission. Any statement contained in this Registration Statement or in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated herein by reference which statement is also incorporated herein by reference is inconsistent with such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Restated Certificate of Incorporation provides for mandatory indemnification of its officers, directors, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred, to the maximum extent permitted under the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL empowers a corporation, within certain limitations, to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.





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



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

     Exhibit Number                                                  Description
     --------------                                                  -----------
            4               Genicom Corporation 1997 Stock Option Plan.

            5               Opinion of McGuire Woods Battle & Boothe with respect to the legality of the securities being registered.

          23.1              Consent of McGuire Woods Battle & Boothe (included in Exhibit 5).

          23.2              Consent of Coopers & Lybrand L.L.P.

           24               Power of attorney is contained on page 5.


ITEM 9.  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         A. To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                 i.       To include any prospectus required by Section
                          10(a)(3) of the Securities Act of 1933;

                 ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (a) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (1)(A)(i) and (1)(A)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange
Act of 1934 that are incorporated by reference in the registration statement.

         A. That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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




3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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



                               POWER OF ATTORNEY


Each person whose signature appears below hereby appoints James C. Gale his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or posteffective amendment to this registration statement which said attorney-in-fact may deem appropriate or necessary.

                                   SIGNATURES

THE REGISTRANT.           Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, County of Fairfax,
Commonwealth of Virginia, on June 27, 1997.

                                    GENICOM CORPORATION, Registrant


                                    By:  /s/ Paul T. Winn
                                        ---------------------------------------
                                         Paul T. Winn
                                         President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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
SIGNATURE                                                      TITLE                                        DATE
------------------------------       -------------------------------------------------------------     -------------------
/s/ Don E. Ackerman                  Chairman of the Board of Directors
------------------------------
Don E. Ackerman                                                                                         June 27, 1997


/s/ Paul T. Winn                     President, Chief Executive Officer and Director
------------------------------       (Principal Executive Officer)                                      June 27, 1997
Paul T. Winn


/s/ Edward E. Lucente                Director
------------------------------
Edward E. Lucente                                                                                       June 27, 1997


/s/ James C. Gale                    Vice President and Chief Financial Officer (Principal
------------------------------       Financial Officer)                                                 June 27, 1997
James C. Gale





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